TREASURY PORTFOLIO                                                 SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   8/31/2009
FILE NUMBER :        811-02729
SERIES NO.:          2

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
72DD.   1   Total income dividends for which record date passed during the period. (000's Omitted)
            Institutional                 $    25,702
        2   Dividends for a second class of open-end company shares (000's Omitted)
            Private                       $     2,472
            Personal                      $       517
            Cash Management               $    34,500
            Reserve                       $        42
            Resource                      $     1,598
            Corporate                     $     6,223

73A.        Payments per share outstanding during the entire current period: (form nnn.nnnn)
        1   Dividends from net investment income
            Institutional                      0.0039
        2   Dividends for a second class of open-end company shares (form nnn.nnnn)
            Private                            0.0019
            Personal                           0.0012
            Cash Management                    0.0031
            Reserve                            0.0009
            Resource                           0.0026
            Corporate                          0.0036

74U.    1   Number of shares outstanding (000's Omitted)
            Institutional                   4,881,892
        2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Private                         2,267,818
            Personal                          211,638
            Cash Management                11,498,193
            Reserve                            29,709
            Resource                          365,352
            Corporate                       2,039,475

74V.    1   Net asset value per share (to nearest cent)
            Institutional                 $      1.00
        2   Net asset value per share of a second class of open-end company shares (to nearest cent)
            Private                       $      1.00
            Personal                      $      1.00
            Cash Management               $      1.00
            Reserve                       $      1.00
            Resource                      $      1.00
            Corporate                     $      1.00
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